UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2006

FOREFRONT HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-29707	65-0910697
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

835 Bill Jones Industrial Drive Springfield, Tennessee	37172
(Address of principal executive offices)	(Zip Code)

(615) 384-1286

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amended Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed with the Commission on September 18, 2006. This amendment provides, among other things, the information required by Item 9.01- Financial Statements, Pro Forma Financial Information and Exhibits.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As reported in our Form 8-K filed on September 12, 2006, we executed and consummated an Asset Purchase Agreement (the “Purchase Agreement”) with Burton Golf, Inc. and its principals (“Burton”). Under the Purchase Agreement, which had an effective date of September 3, 2006, Forefront Burton, Inc., a wholly owned subsidiary of Forefront Group, Inc., acquired substantially all of the assets and assumed certain liabilities of Burton for an aggregate purchase price of $4,376,947. The purchase price consisted of $1,975,000 in cash and $2,225,000 in promissory notes, as well as $176,947 of acquisition costs. We also issued 250,000 shares of our common stock to Burton which shall be used to satisfy a portion of the promissory notes.

A copy of the Purchase Agreement was filed as an exhibit to our Form 8-K filed on September 18, 2006 and is incorporated herein by reference.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements of Business Acquired.

1.	Financial Statements of Burton Golf, Inc.

a.	Report of Independent Registered Public Accounting Firm.

b.	Balance Sheets at December 31, 2005 and 2004.

c.	Statements of Operations for the years ended December 31, 2005 and 2004.

d.	Statements of Changes in Stockholders’ Equity for the years ended December 31, 2005 and 2004.

e.	Statements of Cash Flows for the years ended December 31, 2005 and 2004.

f.	Notes to the Financial Statements.

2.	Unaudited Financial Statements of Burton Golf, Inc.

a.	Balance Sheet at July 1, 2006.

b.	Statement of Operations for the six months ended July 1, 2006.

c.	Statement of Cash Flows for the six months ended July 1, 2006.

d.	Notes to the Financial Statements

(b)	Pro Forma Financial Information

1.	Introduction to Pro Forma Condensed Combined Financial Statements.

2.	Unaudited Pro Forma Condensed Combined Balance Sheet at July 1, 2006.

3.	Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended July 1, 2006.

4.	Unaudited Pro-Forma Condensed Combined Statement of Operations for the year ended December 31, 2005.

5.	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(c)	Exhibits

None.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ForeFront Holdings, Inc.

Dated: November 3, 2006	By:	/s/ MICHAEL S. HEDGE
Michael S. Hedge
Chief Executive Officer

3

ForeFront Holdings, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Burton Golf, Inc.

Fort Walton Beach Florida

We have audited the accompanying balance sheets of Burton Golf, Inc. as of December 31, 2005, and 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burton Golf, Inc. as of December 31, 2005, and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ O’Sullivan Creel, LLP

April 20, 2006

BURTON GOLF, INC

BALANCE SHEETS

DECEMBER 31, 2005 AND 2004

	2005	2004
ASSETS
CURRENT ASSETS
Cash	$23,307	$28,466
Accounts receivable, net	1,400,764	1,620,164
Inventory, net	1,397,100	2,358,573
Prepaid expenses	125,602	140,798
Deferred income tax benefits	79,260	80,876

Total current assets	3,026,033	4,228,877
PROPERTY AND EQUIPMENT, NET	2,138,545	2,385,551
OTHER ASSETS
Intangibles, net	74,768	—
Deferred income tax benefits	1,425,738	1,010,845
Debt issue costs, net	84,970	111,235
Other	33,899	22,899

Total other assets	1,619,375	1,144,979

TOTAL ASSETS	$6,783,953	$7,759,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$658,540	$908,766
Accrued expenses	248,747	225,218
Line of credit	1,250,000	1,050,000
Current maturities of long-term debt	2,770,526	2,803,601
Current portion of deferred compensation	170,862	170,862
Current portion of voluntary separation agreements	141,233	33,888

Total current liabilities	5,239,908	5,192,335
LONG-TERM LIABILITIES
Long-term debt, less current maturities	977,364	1,145,921
Deferred compensation plan, less current portion	463,122	537,638
Voluntary separation agreements, less current portion	—	124,303

Total long-term liabilities	1,440,486	1,807,862

Total liabilities	6,680,394	7,000,197

STOCKHOLDERS’ EQUITY
Common stock, $0.10 par value, 52,397 shares authorized, 51,907 shares issued, 28,788 shares outstanding	5,191	5,191
Paid in capital	135,357	135,357
Retained earnings	3,361,504	4,017,155
Less cost of treasury stock – 23,119 common shares	(3,398,493)	(3,398,493)

Total stockholders’ equity	103,559	759,210

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,783,953	$7,759,407

The accompanying notes are an integral part of these financial statements.

BURTON GOLF, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
REVENUES
Sales	$10,743,405	13,269,939
Returns and allowances	(501,298)	(534,955)

Total Revenues	10,242,107	12,734,984
COST OF SALES
Cost of goods sold	7,822,204	9,253,005

GROSS PROFIT	2,419,903	3,481,979

Selling, general and administrative expenses	3,116,077	3,354,443

OPERATING INCOME / (LOSS)	(696,174)	127,536

OTHER INCOME (EXPENSES)
Gains on sale of assets	50	1,300
Interest expense	(322,602)	(188,945)
Other expense	(50,202)	(59,315)

Total other income (expenses)	(372,754)	(246,960)

Loss before taxes	(1,068,928)	(119,424)
PROVISION FOR INCOME TAX
Income tax benefit	413,277	44,425

NET LOSS	$(655,651)	$(74,999)

The accompanying notes are an integral part of these financial statements.

BURTON GOLF, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2005 AND 2004

	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings (Deficit)	Treasury Stock	Total
Balance, January 1, 2004	$60	$5,191	$135,357	$4,110,094	$(3,398,493)	$852,209

Net Loss	—	—	—	(74,999)	—	(74,999)

Purchase of Treasury Stock	(60)	—	—	(17,940)	—	(18,000)

Balance, December 31, 2004	—	5,191	135,357	4,017,155	(3,398,493)	759,210

Net Loss	—			(655,651)	—	(655,651)

Balance, December 31, 2005	$—	$5,191	$135,357	$3,361,504	$(3,398,493)	$103,559

The accompanying notes are an integral part of these financial statements.

BURTON GOLF, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(655,651)	$(74,999)
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	324,340	336,089
Provision for doubtful accounts	67,905	58,864
Provision for inventory obsolescence	(179,165)	36,000
Gain on sale of assets	(50)	—
Deferred income tax benefit	(413,277)	(44,425)
(Increase) decrease in
Accounts receivable	151,495	155,386
Inventory	1,140,638	141,708
Prepaid expenses and other current assets	4,196	19,989
Increase (decrease) in
Accounts payable and accrued expenses	(226,697)	254,146
Deferred compensation plan	(74,516)	(69,968)
Voluntary separation agreements	(16,958)	(14,376)

Net cash flows from operating activities	122,260	798,414

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(44,608)	(249,598)
Purchases of intangible assets	(90,243)	—
Proceeds from sale of assets	9,064	—

Net cash flows from investing activities	(125,787)	(249,598)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	2,009,000	3,450,000
Payments on line of credit	(1,809,000)	(3,540,000)
Proceeds from issuance of long-term debt	—	105,000
Principal payments on long-term debt	(201,632)	(553,059)
Purchase and cancellation of treasury stock	—	(18,000)

Net cash flows from financing activities	(1,632)	(556,059)

NET CHANGE IN CASH	(5,159)	(7,243)
CASH AT BEGINNING OF YEAR	28,466	35,709

CASH, END OF THE YEAR	$23,307	$28,466

SUPPLEMENTAL DISCLOSURES
Interest paid	$320,102	$187,450

Income taxes paid	$—	$—

The accompanying notes are an integral part of these financial statements.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Organization

Burton Golf, Inc. (the “Company”) manufactures and markets golf bags and accessories from lightweight stand bags to custom staff bags. The Company manufactures its own line of products, in addition to private label model lines, which it sells primarily to golf pro shops and name sponsors.

Since 1907 when T.C. Burton began crafting the finest leather horse collars and harnesses, the name Burton has become synonymous with quality and craftsmanship in golf bags. Using the finest materials while paying the utmost attention to workmanship, Burton has continued to grow and innovate never losing sight of its commitment to quality. It's why Burton is the only golf bag company to carry a lifetime warranty on its golf bags.

Reflecting its long and prestigious heritage in the golf industry, Burton is proud of its numerous partnerships with the premier organizations in golf. Its partnerships range from OEM relationships with the biggest brands in golf to exclusive golf bag licensing agreements with the USGA, Ryder Cup, PGA Tour, Champions Tour and LPGA. In addition, Burton is asked to provide team bags for all the major international competitions including the Ryder Cup, Presidents Cup, Solheim Cup, Curtis Cup and Walker Cup.

B.	Basis of Accounting and Revenue Recognition

The Company maintains its accounts on the accrual basis of accounting. Revenue is recognized on product sales when merchandise is invoiced and shipped to buyers.

C.	Trade Receivables

Trade receivables are carried at original invoice less estimates made for doubtful receivables and sales returns and allowances. Management determines the allowance for doubtful accounts by doing an analysis of subsequent period collections. Payment terms on trade receivables vary by customers and range from 30 to 90 days. Trade receivables are written off when deemed uncollectible and recoveries of trade receivables previously written off are recorded when received. The Company provides an allowance for doubtful accounts based on prior experience and management's assessment of existing, specific accounts. The allowance for doubtful accounts totaled $50,000 for each of the years ended December 31, 2005, and 2004.

D.	Inventory

Inventory consists of finished goods valued at the lower of cost or market, determined by the first-in, first-out method.

E.	Property & Equipment

Property and equipment are recorded at cost. Expenditures for additions, improvements, and extraordinary repairs are capitalized, while expenditures for maintenance and ordinary repairs are charged to operations.

Building, office furniture and fixtures, machinery and equipment and computer hardware and software are being depreciated using the straight-line and double declining balance methods over estimated useful lives ranging from three to 39 years.

F.	Intangible Assets

The Company maintains a database of more than 30,000 digitized logos used to apply custom logos on the Company's golf bags and other products. The logos are primarily for corporate and country club customers. Other logos in the database include collegiate, PGA Tour, and Ryder's Cup logos. In accordance with Financial Accounting Standards (FAS) 142, "Accounting for Goodwill and Other Intangible Assets," the Company capitalizes the digitized logos in its database. The digitized logos are amortized over 3 years.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

G.	Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, the deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's taxable income for federal and state income tax reporting purposes.

H.	Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

I.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, results could differ from those estimates.

J.	Treasury Stock

Treasury stock is recorded at cost. In the event of subsequent re-issue, the treasury stock account will be reduced by the cost of such stock on an average cost basis with any excess proceeds credited to additional paid-in capital.

K.	Debt Issue Costs

Debt issue costs consist of costs incurred as a result of various debt offerings. These costs are being amortized over lives ranging from 3 to 15 years. The amount charged to operations for each of the years ended December 31, 2005, and 2004, was $30,994.

L.	Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising expense was $80,019 and $160,173, respectively, for the years ended December 31, 2005, and 2004.

NOTE 2 – GOING CONCERN

The Company incurred an operating loss of $655,651 for the year ended December 31, 2005.

The substantial operating loss, loss of four major private label customers, and current maturities on notes payable are conditions which could affect the Company's ability to continue as a going concern.

Management believes the factors noted above are mitigated by restructuring long term debt, plans including the possible lease of a significant portion of its local manufacturing facilities to an anchor tenant, or a sale leaseback transaction of the local manufacturing facilities, thus the Company has the ability to continue as a going concern.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable arise in the normal course of business sales to customers with credit being granted on various terms and conditions. An allowance for doubtful accounts has been established based on management estimates. Additionally, the Company has established an allowance for sales returns and allowances based upon specific allowances and concessions granted to customers.

The composition of accounts receivable at December 31, 2005, and 2004, is as follows:

	2005	2004
Trade receivables	$1,475,264	$1,670,164
Less allowance for doubtful accounts	(50,000)	(50,000)
Less allowance for sales returns and allowances	(24,500)	—

Accounts receivable, net of allowances	$1,400,764	$1,620,164

NOTE 4 - INVENTORY

Inventory at December 31, 2005, and 2004, consists of the following components:

	2005	2004
Raw materials	$438,828	$766,457
Work in progress	2,287	3,117
Finished goods	985,985	1,618,999
Less reserve for obsolete inventory	(30,000)	(30,000)

Total Inventories	$1,397,100	$2,358,573

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2005, and 2004:

	2005	2004
Land	$217,854	$226,869
Buildings and improvements	3,331,987	3,331,987
Furniture and fixtures	1,595,038	1,585,096
Machinery and equipment	2,417,037	2,382,370

	7,561,916	7,526,322
Less accumulated depreciation	(5,423,371)	(5,140,771)

Property and equipment, net	$2,138,545	$2,385,551

Depreciation expense totaled $282,600 and $305,095, respectively, for the years ended December 31, 2005, and 2004.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 6 – IDENTIFIABLE INTANGIBLE ASSETS

Identifiable intangible assets consist of the following as of December 31, 2005, and 2004:

	2005	2004
Customer logo database	$90,243	$—
Less accumulated amortization	(15,475)	—

Intangibles, net	$74,768	$—

Amortization expense related to intangible assets totaled $15,475 and $- for the years ended December 31, 2005, and 2004, respectively.

Estimated aggregate amortization expense for the next three years is as follows:

2006	$28,061
2007	28,061
2008	18,646

$74,768

NOTE 7 – ACCRUED EXPENSES

Accrued expenses at December 31, 2005, and 2004, consists of the following:

	2005	2004
Salaries, wages and bonuses	$101,391	$90,511
Property taxes	47,218	47,607
Retirement	68,314	67,762
Other	31,824	19,338

Total accrued expenses	$248,747	$225,218

NOTE 8 – LINE OF CREDIT

The Company has a line of credit with a bank for $2,000,000, bearing interest at the bank's prime rate (7.25% and 5.25% at December 31, 2005, and 2004, respectively). The line of credit was renewed subsequent to year end and will mature on January 15, 2007. The maximum borrowings are limited to the Company's "borrowing base" as defined in the loan agreement. The loan is collateralized by all assets of the Company and is personally guaranteed by Company officers. The outstanding balances were $1,250,000 and $1,050,000, respectively, for the years ended December 31, 2005, and 2004.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 9 – LONG-TERM DEBT

Long-term debt at December 31, 2005, and 2004, consists of the following:

	2005	2004
Industrial Development Revenue Bonds issued through the City of Fort Walton Beach, Florida; due in serial installments through October 2011. Interest is payable quarterly at a floating rate based on current municipal bond prices. The effective rate was approximately 2% for each of the years ended December 31, 2005, and 2004. Security and covenants are more fully described below.	$1,080,000	$1,215,000

Note payable to a bank dated August 16, 2002, in the amount of $2,000,000, monthly payments, interest only at 2.50% above the one year LIBOR rate (7.44% and 5.77% at December 31, 2005, and 2004, respectively. Unpaid principal balance due September 2006, secured by the third mortgage on the operating facility, personally guaranteed by officers of the Company, secured by stock issued to officers of the Company and assignment of life insurance policies on lives of officers of the Company. The note payable had an original maturity in August 2005 and required monthly principal payments of $12,440 including interest at the one year LIBOR rate as noted above. However, the note has been extended on an interest only basis for two consecutive six month periods and now matures in September 2006 as stated above.	1,837,377	1,851,374

Note payable to a bank dated August 16, 2002, in the amount of $1,000,000, monthly payments, interest only at 2.50% above the one year LIBOR rate (7.44% and 5.77% at December 31, 2005, and 2004, respectively). Unpaid principal balance due September 2006, personally guaranteed by officers of the Company, secured by stock issued to officers of the Company and assignment of life insurance policies on lives of officers of the Company. The note payable had an original maturity in August 2005 and required monthly principal payments of $10,269 including interest at the one year LIBOR rate as noted above. However, the note has been extended on an interest only basis for two consecutive six month periods and now matures in September 2006 as stated above.	762,148	797,398

Note payable to a bank dated January 15, 2004, in the amount of $105,000, payable in monthly installments of $1,985 including interest at 1.00% above the bank's prime rate (8.25% and 6.25% at December 31, 2005, and 2004, respectively), secured by equipment.	68,365	85,750

	3,747,890	3,949,522
Less current maturities	(2,770,526)	(2,803,601)

Total long-term debt	$977,364	$1,145,921

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 9 – LONG-TERM DEBT (CONTINUED)

Industrial Revenue Bonds

The Industrial Development Revenue Bonds were issued in August 1996 to fund expansion of the Company's manufacturing facility. The bonds are fully secured by an irrevocable letter of credit. The letter of credit is secured by substantially all real and personal property of the Company. Annual letter of credit and remarketing fees total approximately 1.375% of the outstanding bond balances. The bond agreement contains various positive and negative covenants. The Company received a waiver for certain of these covenants in 2005 and 2004.

Maturities of long-term debt at December 31, 2005, are as follows:

2006	$2,770,526
2007	181,941
2008	191,145
2009	189,278
2010	200,000
Thereafter	215,000

$3,747,890

NOTE 10 – INCOME TAXES

As of December 31, 2005, and 2004, the Company has a net operating loss (NOL) of approximately $3,225,000 and $2,200,000, respectively, for federal income tax purposes. The NOL may be used to offset future regular tax and will expire between now and December 31, 2025. For financial statement reporting, the NOL credit has been recognized as a deferred tax asset.

Deferred tax assets also result from timing differences related to deferred compensation and early retirement plans. The deferred tax liability results from using different depreciation methods for income tax purposes. The expected income provision that would result from applying statutory tax rates to income before income tax differs for the reasons noted below.

The provision for income taxes at December 31, 2005, and 2004, consists of the following:

	2005	2004
Current tax (expense)	$—	$—
Deferred tax benefit (expense)	413,277	44,425

Income tax benefit (expense)	$413,277	$44,425

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 10 – INCOME TAXES (CONTINUED)

Net deferred tax assets at December 31, 2005, and 2004, consists of the following:

	2005	2004
Deferred income tax assets
Net operating loss (NOL) carryforward	$1,273,816	$867,138
Deferred compensation and early retirement plans	306,211	342,343
Other temporary timing differences	53,047	36,706

Net deferred income tax assets	1,633,074	1,246,187

Less deferred income tax liabilities
Depreciation method differences	128,076	154,466

Net deferred income tax liabilities	128,076	154,466

Net deferred tax asset	$1,504,998	$1,091,721

Deferred tax asset - current	79,260	80,876
Deferred tax asset – long term	1,425,738	1,010,845

Deferred tax asset	$1,504,998	$1,091,721

Realization of deferred tax assets is dependent upon significant future taxable income during the period that deductible temporary differences are expected to be available. No valuation allowance is deemed necessary at this time.

NOTE 11 – EMPLOYEE BENEFIT PLAN

Under a 401(k) retirement plan, effective January 1, 1995, full-time employees who are over age 21 and have achieved one year of service may elect to defer up to 100 percent of their salary, subject to Internal Revenue Code limits. The Company, at its discretion, contributes a match of 50 percent on the first 6 percent of employee contributions. The Company's matching contribution for the years ended December 31, 2005, and 2004, was $43,563 and $44,994, respectively.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 12 – VOLUNTARY SEPARATION AND DEFERRED COMPENSATION AGREEMENTS

Voluntary Separation Agreements

In 1994, the Company implemented a voluntary separation option program. Under the provisions of the program, monthly retirement benefits and health care benefits are paid to the eligible employees based on each employee's final average compensation and years of service. In 1995, the Company extended a one-time offer of voluntary separation to eight eligible employees. On September 30, 2005, the Company terminated the voluntary separation agreement program. The Company has elected to maintain an accrued liability for the voluntary separation option program through December 31, 2006. The balance of the accrued liability at December 31, 2005, is $141,233.

As of December 31, 2004, the Company estimated its remaining obligation under this program to be approximately $158,191. Voluntary separation benefits paid totaled $33,888 for each of the years ended December 31, 2005, and 2004, respectively.

Deferred Compensation Agreements

In 1981, the Company entered into deferred compensation employment agreements with three of its former officers. Per the terms of the agreements, specific amounts of annual retirement and survivor benefits as well as disability and health benefit clauses are provided. Two of the three officers immediately began receiving payments under agreement terms, and the third officer began receiving payments in November of 2003. Payments under these agreements totaled $170,862 for each of the years ended December 31, 2005, and 2004, respectively.

The Company has accrued the entire present value of the estimated benefits for these former officers. As of December 31, 2005, and 2004, the Company has accrued $633,984 and $708,500, respectively, per the terms of these agreements. The Company intends to fund these benefits on a "pay-as-you-go" basis.

NOTE 13 – COMMITMENTS

A stockholder agreement which allows the Company to exercise an option to purchase 13,058 shares of common stock at a strike price of $147 per share is in effect for the years ending December 31, 2005, and 2004. The terms of the contract extend until August 16, 2012. In addition, the agreement requires the Company to exercise the option to purchase the shares upon a sale of a controlling interest in the Company to a third party. No share of stock were purchased under this agreement during either of the years ended December 31, 2005, and 2004.

NOTE 14 – CONCENTRATIONS

The Company had one significant customer during 2005 and five significant customers during 2004. For the years ended December 31, 2005, and 2004, sales to these customers aggregated approximately 26% and 38%, respectively, of gross sales. At December 31, 2005, and 2004, amounts due from these customers included in accounts receivable were approximately $348,246 and $545,776, respectively, representing 24% and 33% of total accounts receivable.

The Company is reliant on purchases of raw materials and finished goods from international vendors. Purchases of these products are made primarily through one manufacturer located in Southeast Asia and such purchases comprise approximately 90% for each of the years ended December 31, 2005, and 2004. The Company plans to diversify its international manufacturing by increasing its primary vendors from two to five.

The Company maintains its cash accounts in local financial institutions, the balances of which are insured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. At December 31, 2005, and 2004, the Company had exceeded the federally insured limit by approximately $127,000 and $130,000, respectively. The Company has not experienced any losses in such accounts and believes there is little or no exposure to any significant credit risk.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NOTE 15 – NON-RECURRING ITEMS

Disposal of Obsolete Inventory

During 2005 the Company disposed of obsolete raw materials inventory totaling $113,165. The Company determined that the raw materials inventory either did not meet quality standards or the materials were no longer used in current manufacturing processes. These charges are included as a component of cost of goods sold in the statement of operations.

Product Refit

The Company also incurred approximately $60,000 to refit certain finished goods golf bags to be sold as a new product. These charges are included as a component of cost of goods sold in the statement of operations.

Repurchase of Preferred Stock

In August of 2004, the Company repurchased 600 outstanding shares of preferred stock for $18,000. The repurchased, preferred shares were cancelled.

BURTON GOLF, INC.

BALANCE SHEET

JULY 1, 2006

(UNAUDITED)

ASSETS
CURRENT ASSETS
Accounts receivable, net	$1,643,588
Inventory, net	1,414,937
Prepaid expenses	144,154
Deferred income tax benefits	67,490

Total current assets	3,270,169
PROPERTY AND EQUIPMENT, NET	2,070,077
OTHER ASSETS
Intangibles, net	115,701
Deferred income tax benefits	1,629,549
Debt issue costs, net	77,749
Other	46,119

Total other assets	1,869,118

TOTAL ASSETS	$7,209,364

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$819,617
Accrued expenses	237,095
Line of credit	1,880,867
Current maturities of long-term debt	2,760,026
Current portion of deferred compensation	170,862
Current portion of voluntary separation agreements	141,233

Total current liabilities	6,009,700
LONG-TERM LIABILITIES
Long-term debt, less current maturities	977,364
Deferred compensation plan, less current portion	463,122

Total long-term liabilities	1,440,486

Total liabilities	7,450,186

STOCKHOLDERS’ EQUITY
Common stock, $0.10 par value, 52,397 shares authorized, 51,907 shares issued, 28,788 shares outstanding	5,191
Paid in capital	135,357
Retained earnings	3,017,123
Less cost of treasury stock – 23,119 common shares	(3,398,493)

Total stockholders’ equity	(240,822)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,209,364

The accompanying notes are an integral part of these financial statements.

BURTON GOLF, INC.

STATEMENT OF OPERATIONS

SIX MONTHS ENDED JULY 1, 2006

(UNAUDITED)

REVENUES
Sales	$5,429,463
Returns and allowances	(244,084)

Total Revenues	5,185,379
COST OF SALES
Cost of goods sold	3,972,206

GROSS PROFIT	1,213,173

Selling, general and administrative expenses	1,566,664

OPERATING LOSS	(353,491)

OTHER EXPENSES
Interest expense	(166,144)
Other expense	(16,787)

Total other expenses	(182,931)

Loss before taxes	(536,422)
PROVISION FOR INCOME TAX
Income tax benefit	192,041

NET LOSS	$(344,381)

The accompanying notes are an integral part of these financial statements.

BURTON GOLF, INC.

STATEMENT OF CASH FLOWS

SIX MONTHS ENDED JULY 1, 2006

(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(344,381)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	136,850
Provision for doubtful accounts	29,150
Provision for inventory obsolescence	270,000
Gain on sale of assets	50
Deferred income tax benefit	(192,041)
(Increase) decrease in
Accounts receivable	(271,974)
Inventory	(287,837)
Prepaid expenses and other current assets	(30,772)
Increase (decrease) in
Accounts payable and accrued expenses	149,425

Net cash flows from operating activities	(541,530)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(48,182)
Purchases of intangible assets	(53,962)

Net cash flows from investing activities	(102,144)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	1,605,867
Payments on line of credit	(975,000)
Principal payments on long-term debt	(10,500)

Net cash flows from financing activities	620,367

NET CHANGE IN CASH	(23,307)
CASH AT BEGINNING OF YEAR	23,307

CASH, END OF THE YEAR	$—

SUPPLEMENTAL DISCLOSURES
Interest paid	$166,144

Income taxes paid	$—

The accompanying notes are an integral part of these financial statements.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

JULY 1, 2006

(UNAUDITED)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Organization

Burton Golf, Inc. (the “Company”) manufactures and markets golf bags and accessories from lightweight stand bags to custom staff bags. The Company manufactures its own line of products, in addition to private label model lines, which it sells primarily to golf pro shops and name sponsors.

Since 1907 when T.C. Burton began crafting the finest leather horse collars and harnesses, the name Burton has become synonymous with quality and craftsmanship in golf bags. Using the finest materials while paying the utmost attention to workmanship, Burton has continued to grow and innovate never losing sight of its commitment to quality. It's why Burton is the only golf bag company to carry a lifetime warranty on its golf bags.

Reflecting its long and prestigious heritage in the golf industry, Burton is proud of its numerous partnerships with the premier organizations in golf. Its partnerships range from OEM relationships with the biggest brands in golf to exclusive golf bag licensing agreements with the USGA, Ryder Cup, PGA Tour, Champions Tour and LPGA. In addition, Burton is asked to provide team bags for all the major international competitions including the Ryder Cup, Presidents Cup, Solheim Cup, Curtis Cup and Walker Cup.

B.	Basis of Accounting and Revenue Recognition

The Company maintains its accounts on the accrual basis of accounting. Revenue is recognized on product sales when merchandise is invoiced and shipped to buyers.

C.	Trade Receivables

Trade receivables are carried at original invoice less estimates made for doubtful receivables and sales returns and allowances. Management determines the allowance for doubtful accounts by doing an analysis of subsequent period collections. Payment terms on trade receivables vary by customers and range from 30 to 90 days. Trade receivables are written off when deemed uncollectible and recoveries of trade receivables previously written off are recorded when received. The Company provides an allowance for doubtful accounts based on prior experience and management's assessment of existing, specific accounts. The allowance for doubtful accounts totaled $47,000 as of July 1, 2006.

D.	Inventory

Inventory consists of finished goods valued at the lower of cost or market, determined by the first-in, first-out method.

E.	Property & Equipment

Property and equipment are recorded at cost. Expenditures for additions, improvements, and extraordinary repairs are capitalized, while expenditures for maintenance and ordinary repairs are charged to operations.

Building, office furniture and fixtures, machinery and equipment and computer hardware and software are being depreciated using the straight-line and double declining balance methods over estimated useful lives ranging from three to 39 years.

F.	Intangible Assets

The Company maintains a database of more than 30,000 digitized logos used to apply custom logos on the Company's golf bags and other products. The logos are primarily for corporate and country club customers. Other logos in the database include collegiate, PGA Tour, and Ryder's Cup logos. In accordance with Financial Accounting Standards (FAS) 142, “Accounting for Goodwill and Other Intangible Assets,” the Company capitalizes the digitized logos in its database. The digitized logos are amortized over 3 years.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

JULY 1, 2006

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

G.	Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, the deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's taxable income for federal and state income tax reporting purposes.

H.	Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

I.	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, results could differ from those estimates.

J.	Treasury Stock

Treasury stock is recorded at cost. In the event of subsequent re-issue, the treasury stock account will be reduced by the cost of such stock on an average cost basis with any excess proceeds credited to additional paid-in capital.

K.	Debt Issue Costs

Debt issue costs consist of costs incurred as a result of various debt offerings. These costs are being amortized over lives ranging from 3 to 15 years. The amount charged to operations for the six month period ended July 1, 2006, was $7,221.

L.	Advertising Costs

The Company expenses advertising costs as they are incurred. Advertising expense was $16,569 for the six month period ended July 1, 2006.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

JULY 1, 2006

NOTE 2 – ACCOUNTS RECEIVABLE

Accounts receivable arise in the normal course of business sales to customers with credit being granted on various terms and conditions. An allowance for doubtful accounts has been established based on management estimates. Additionally, the Company has established an allowance for sales returns and allowances based upon specific allowances and concessions granted to customers.

The composition of accounts receivable at July 1, 2006, is as follows:

Trade receivables	$1,715,088
Less allowance for doubtful accounts	(47,000)
Less allowance for sales returns and allowances	(24,500)

Accounts receivable, net of allowances	$1,643,588

NOTE 3 - INVENTORY

Inventory at July 1, 2006, consists of the following components:

Raw materials	$564,461
Work in progress	62,882
Finished goods	1,057,594
Less reserve for obsolete inventory	(270,000)

Total Inventories	$1,414,937

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at July 1, 2006:

Land	$217,854
Buildings and improvements	3,331,987
Furniture and fixtures	1,603,691
Machinery and equipment	2,448,837

7,602,369
Less accumulated depreciation	(5,532,292)

Property and equipment, net	$2,070,077

Depreciation expense totaled $116,600 for the six month period ended July 1, 2006.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

JULY 1, 2006

NOTE 5 – IDENTIFIABLE INTANGIBLE ASSETS

Identifiable intangible assets consist of the following as of July 1, 2006:

Customer logo database	$144,205
Less accumulated amortization	(28,504)

Intangibles, net	$115,701

Amortization expense related to intangible assets totaled $13,029 for the six month period ended July 1, 2006.

Estimated aggregate amortization expense for the next three years is as follows:

2007	$28,061
2008	28,061
2009	28,061
2010	28,061
2011	3,457

$115,701

NOTE 6 – ACCRUED EXPENSES

Accrued expenses at July 1, 2006, consists of the following:

Salaries, wages and bonuses	$96,905
Property taxes	13,199
Retirement	30,453
Freight	78,887
Other	17,651

Total accrued expenses	$237,095

NOTE 7 – LINE OF CREDIT

The Company has a line of credit with a bank for $2,000,000, bearing interest at the bank's prime rate (8.25% July 1, 2006). The line of credit will mature on January 15, 2007. The maximum borrowings are limited to the Company's "borrowing base" as defined in the loan agreement. The loan is collateralized by all assets of the Company and is personally guaranteed by Company officers. The outstanding balance was $1,880,867 as of July 1, 2006.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

JULY 1, 2006

NOTE 8 – LONG-TERM DEBT

Long-term debt at July 1, 2006, consists of the following:

2005
Industrial Development Revenue Bonds issued through the City of Fort Walton Beach, Florida; due in serial installments through October 2011. Interest is payable quarterly at a floating rate based on current municipal bond prices. The effective rate was approximately 2% for the six month period ended July 1, 2006. Security and covenants are more fully described below.	$1,080,000

Note payable to a bank dated August 16, 2002, in the amount of $2,000,000, monthly payments, interest only at 2.50% above the one year LIBOR rate (6.67% at July 1, 2006, and 2004, respectively. Unpaid principal balance due March 2007, secured by the third mortgage on the operating facility, personally guaranteed by officers of the Company, secured by stock issued to officers of the Company and assignment of life insurance policies on lives of officers of the Company. The note payable had an original maturity in August 2005 and required monthly principal payments of $12,440 including interest at the one year LIBOR rate as noted above. However, the note has been extended on an interest only basis for three consecutive six month periods and now matures in March 2007 as stated above.	1,837,377

Note payable to a bank dated August 16, 2002, in the amount of $1,000,000, monthly payments, interest only at 2.50% above the one year LIBOR rate (6.67% at July 1, 2006). Unpaid principal balance due March 2007, personally guaranteed by officers of the Company, secured by stock issued to officers of the Company and assignment of life insurance policies on lives of officers of the Company. The note payable had an original maturity in August 2005 and required monthly principal payments of $10,269 including interest at the one year LIBOR rate as noted above. However, the note has been extended on an interest only basis for three consecutive six month periods and now matures in March 2007 as stated above.	762,148

Note payable to a bank dated January 15, 2004, in the amount of $105,000, payable in monthly installments of $1,985 including interest at 1.00% above the bank's prime rate (8.25% at July 1 2006), secured by equipment.	57,865

3,737,390
Less current maturities	(2,760,026)

Total long-term debt	$977,364

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

JULY 1, 2006

NOTE 8 – LONG-TERM DEBT (CONTINUED)

Industrial Revenue Bonds

The Industrial Development Revenue Bonds were issued in August 1996 to fund expansion of the Company's manufacturing facility. The bonds are fully secured by an irrevocable letter of credit. The letter of credit is secured by substantially all real and personal property of the Company. Annual letter of credit and remarketing fees total approximately 1.375% of the outstanding bond balances. The bond agreement contains various positive and negative covenants. The Company received a waiver for certain of these covenants in 2006.

Maturities of long-term debt at July 1, 2006, are as follows:

2007	$2,760,026
2008	181,941
2009	191,145
2010	189,278
2011	200,000
Thereafter	215,000

$3,737,390

NOTE 9 – INCOME TAXES

As of July 1, 2006, the Company has a net operating loss (NOL) of approximately $3,449,500, for federal income tax purposes. The NOL may be used to offset future regular tax and will expire between now and December 31, 2025. For financial statement reporting, the NOL credit has been recognized as a deferred tax asset.

Deferred tax assets also result from timing differences related to deferred compensation and early retirement plans. The deferred tax liability results from using different depreciation methods for income tax purposes. The expected income provision that would result from applying statutory tax rates to income before income tax differs for the reasons noted below.

The provision for income taxes at July 1, 2006, consists of the following:

Current tax (expense)	$—
Deferred tax benefit (expense)	192,041

Income tax benefit (expense)	$192,041

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

JULY 1, 2006

NOTE 9 – INCOME TAXES (CONTINUED)

Net deferred tax assets at July 1, 2006, consists of the following:

Deferred income tax assets
Net operating loss (NOL) carryforward	$1,362,524
Deferred compensation and early retirement plans	306,211
Other temporary timing differences	139,998

Net deferred income tax assets	1,808,733

Less deferred income tax liabilities
Depreciation method differences	111,694

Net deferred income tax liabilities	111,694

Net deferred tax asset	$1,697,039

Deferred tax asset - current	67,490
Deferred tax asset - long term	1,629,549

Deferred tax asset	$1,697,039

Realization of deferred tax assets is dependent upon significant future taxable income during the period that deductible temporary differences are expected to be available. No valuation allowance is deemed necessary at this time.

NOTE 10 – EMPLOYEE BENEFIT PLAN

Under a 401(k) retirement plan, effective January 1, 1995, full-time employees who are over age 21 and have achieved one year of service may elect to defer up to 100 percent of their salary, subject to Internal Revenue Code limits. The Company, at its discretion, contributes a match of 50 percent on the first 6 percent of employee contributions. The Company's matching contribution for the six month period ended July 1, 2006, was $23,032.

NOTE 11 – VOLUNTARY SEPARATION AND DEFERRED COMPENSATION AGREEMENTS

Voluntary Separation Agreements

In 1994, the Company implemented a voluntary separation option program. Under the provisions of the program, monthly retirement benefits and health care benefits are paid to the eligible employees based on each employee's final average compensation and years of service. In 1995, the Company extended a one-time offer of voluntary separation to eight eligible employees. On September 30, 2005, the Company terminated the voluntary separation agreement program. The Company has elected to maintain an accrued liability for the voluntary separation option program through July 1, 2006. The balance of the accrued liability at July 1, 2006, is $141,233.

Deferred Compensation Agreements

In 1981, the Company entered into deferred compensation employment agreements with three of its former officers. Per the terms of the agreements, specific amounts of annual retirement and survivor benefits as well as disability and health benefit clauses are provided. Two of the three officers immediately began receiving payments under agreement terms, and the third officer began receiving payments in November of 2003. Payments under these agreements totaled $85,431 for the six month period ended July 1, 2006.

The Company has accrued the entire present value of the estimated benefits for these former officers. As of July 1, 2006, the Company has accrued $633,984 per the terms of these agreements. The Company intends to fund these benefits on a “pay-as-you-go” basis.

BURTON GOLF, INC.

NOTES TO FINANCIAL STATEMENTS

JULY 1, 2006

NOTE 12 – COMMITMENTS

A stockholder agreement which allows the Company to exercise an option to purchase 13,058 shares of common stock at a strike price of $147 per share is in effect for the six month period ended July 1, 2006. The terms of the contract extend until August 16, 2012. In addition, the agreement requires the Company to exercise the option to purchase the shares upon a sale of a controlling interest in the Company to a third party. No shares of stock were purchased under this agreement during the six month period ended July 1, 2006.

NOTE 13 – CONCENTRATIONS

The Company had one significant customer during the six month period ended July 1, 2006. Sales to this customer during the six month period ended July 1, 2006, aggregated approximately 25%. At July 1, 2006, amounts due from this customer included in accounts receivable were approximately $300,000, representing approximately 18% of total accounts receivable.

NOTE 14 – SUBSEQUENT EVENT

On September 12, 2006, the Company sold its operations to ForeFront Burton, Inc. The terms of the sale include a transfer of all of the Company’s accounts receivable, inventory, equipment, intangible assets, and certain other assets in addition to the Company’s accounts payable, accrued expenses, and a long term note payable secured by equipment, with an effective date of September 3, 2006. The land and building that the Company operated in was retained by Burton Golf, Inc., as well as associated notes and bonds payable totaling $3,679,525.

FOREFRONT HOLDINGS, INC.

INTRODUCTION TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(Unaudited)

The following unaudited pro forma condensed combined financial statements give effect to the following acquisition transaction. On September 12, 2006, ForeFront Burton, Inc., a wholly owned subsidiary of ForeFront Group, Inc., which is a wholly owned subsidiary of ForeFront Holdings, Inc. (“ForeFront” or “the Company”), acquired substantially all of assets and assumed certain liabilities of Burton Golf, Inc. (“Burton”), with an effective date of September 3, 2006. The transactions are more fully described in Note 1 to the pro forma condensed combined financial statements.

The following unaudited pro forma condensed combined balance sheet combines the balance sheet of ForeFront with Burton at July 1, 2006, as if the purchase of Burton occurred on that date. The following unaudited pro forma condensed combined statements of operations combine the results of operations of ForeFront with Burton for the six months ended July 1, 2006 and for the year ended December 31, 2005. The statements of operations present the business activity for the combined entities for the six months ended July 1, 2006 and for the year ended December 31, 2005 as if the purchase of Burton occurred at the beginning of 2006 and 2005, respectively.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the separate historical financial statements of Burton, appearing elsewhere herein, and the historical financial statements of ForeFront, as filed and included in Form 10-QSB for the quarterly period ended July 1, 2006 and Form 10-KSB for the annual period ended December 31, 2005. These pro forma financial statements are not necessarily indicative of the combined financial position had the acquisition occurred on July 1, 2006, or the combined results of operations which might have existed for the periods indicated or the results of operations as they may be in the future. For purposes of preparing ForeFront’s consolidated financial statements, a new basis will be established for the assets and liabilities of Burton based upon the fair value thereof, including the costs of the acquisition. The unaudited pro forma condensed combined balance sheet and statements of operations reflects management’s best estimates of the purchase price allocation.

FOREFRONT HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

(UNAUDITED)

JULY 1, 2006

	FOREFRONT(a)	BURTON(b)	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
ASSETS
CURRENT ASSETS
Cash	$298,152	$—	$722,000	(p)
		—	1,253,000	(g)
		—	(1,975,000)

Net Cash	298,152	—	—		$298,152
Accounts receivable, net	5,656,122	1,643,588	—		7,299,710
Inventories, net	5,599,038	1,414,937	—		7,013,975
Prepaid expenses	364,596	144,154	—		508,750
Other receivables	51,985	—	—		51,985
Deferred income taxes	—	67,490	(67,490	)(c)	—

Total Current Assets	11,969,893	3,270,169	(67,490)		15,172,572
PROPERTY AND EQUIPMENT, NET	1,316,423	2,070,077	(1,653,446	)(d)	1,733,054
LOAN COSTS, NET	—	77,749	(77,749	)(e)	—
DEFERRED INCOME TAXES	—	1,629,549	(1,629,549	)(c)	—
INTANGIBLES, NET	1,836,116	115,701	1,710,394	(f)	3,662,211
GOODWILL	361,503	—	—		361,503
OTHER ASSETS	28,258	46,119	—		74,377

TOTAL ASSETS	$15,512,193	$7,209,364	$(1,717,840)		$21,003,717

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	—	1,880,867	(1,880,867	)(h)	—
Revolving Credit Facility	5,578,017	—	1,253,000	(g)	6,831,017
Accounts payable and accrued liabilities	4,181,659	1,056,712	176,947	(i)	5,415,318
Interest payable and accrued liabilities to related parties	446,717	—	—		446,717
Short-term note payable		—	725,000	(j)	725,000
Current maturities of long-term debt	—	2,760,026	(2,749,526	)(k)	10,500
Note payable to related party	2,100,000	—			2,100,000
Capital lease obligation	26,473	—	—		26,473
Current portion of deferred compensation	—	170,862	(170,862	)(l)	—
Current portion of voluntary separation agreements	—	141,233	(141,233	)(l)	—

Total Current Liabilities	12,332,866	6,009,700	(2,787,541)		15,555,025
NOTE PAYABLE TO RELATED PARTY, LESS CURRENT PORTION	1,600,000	—	—		1,600,000
CAPITAL LEASE OBLIGATION, LESS CURRENT PORTION	59,507	—	—		59,507
LONG-TERM DEBT, LESS CURRENT PORTION	—	977,364	(929,999	)(k)	47,365
			500,000	(k)	500,000
GUARANTEE UNDER PURCHASE CONSIDERATION	—	—	487,500	(m)	487,500
ACCRUED PENSION LIABILITY, LESS CURRENT PORTION	431,858	—	—		431,858
DEFERRED COMPENSATION PLAN, LESS CURRENT PORTION	—	463,122	(463,122	)(l)	—
MINORITY INTEREST IN SUBSIDIARY	108,704	—	—		108,704

Total Liabilities	14,532,935	7,450,186	(3,193,162)		18,789,959

STOCKHOLDERS’ EQUITY
Series A Preferred stock	1,000	—	—		1,000
Series B Preferred stock	2,700	—	361	(p)	3,061
Common stock	6,608	5,191	(5,191	)(o)
		—	250	(n)
Net common stock	6,608	5,191	(4,941)		6,858
Additional paid-in capital	15,197,965	135,357	(135,357	)(o)
	—	—	512,250	(n)
	—	—	721,639	(p)

Net additional paid-in capital	15,197,965	135,357	1,098,532		16,431,854
Retained earnings (deficit)	(14,229,015)	3,017,123	(3,017,123	)(o)	(14,229,015)
Treasury stock		(3,398,493)	3,398,493	(o)	—

Total Stockholders’ Equity	979,258	(240,822)	1,475,322		2,213,758

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,512,193	$7,209,364	(1,717,840)		21,003,717

See notes to pro forma condensed combined financial statements.

FOREFRONT HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

SIX MONTHS ENDED JULY 1, 2006

	FOREFRONT(a)	BURTON(b)	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
SALES, NET	$14,907,367	$5,185,379	$—		$20,092,746
COST OF SALES	10,967,827	3,972,206	—		14,940,033

GROSS PROFIT	3,939,540	1,213,173	—		5,152,713
OPERATING EXPENSES
Selling, general and administrative expenses	7,274,176	1,566,664	253,967	(c)	9,094,807

LOSS FROM OPERATIONS	(3,334,636)	(353,491)	(253,967)		(3,942,094)
OTHER INCOME (EXPENSES)
Interest	(435,740)	(166,144)	133,261	(d)	(468,623)
Other income, net	39,557	(16,787)	—		22,770

	(396,183)	(182,931)	133,261		(445,853)

LOSS BEFORE INCOME TAXES	(3,730,819)	(536,422)	(120,706)		(4,387,947)
PROVISION FOR INCOME TAXES	—	192,041	(192,041	)(e)	—

NET INCOME (LOSS)	$(3,730,819)	$(344,381)	(312,747)		(4,387,947)

WEIGHTED AVERAGE SHARES OUTSTANDING	6,506,156		250,000	(f)	6,756,156

NET INCOME (LOSS) PER COMMON SHARE BASIC AND DILUTED	$(0.57)				$(0.65)

See notes to condensed combined pro forma financial statements.

FOREFRONT HOLDINGS, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(UNAUDITED)

YEAR ENDED DECEMBER 31, 2005

	FOREFRONT(a)	BURTON(b)	PROFORMA ADJUSTMENTS		PRO FORMA COMBINED
SALES, NET	$26,691,378	$10,242,107	$—		$36,933,485
COST OF SALES	19,943,784	7,822,204	—		27,765,988

GROSS PROFIT	6,747,594	2,419,903	—		9,167,497
OPERATING EXPENSES
Selling, general and administrative expenses	11,704,236	3,116,077	552,388	(c)	15,372,701

LOSS FROM OPERATIONS	(4,956,642)	(696,174)	(552,388)		(6,205,204)
OTHER INCOME (EXPENSES)
Interest	(1,962,464)	(322,602)	256,889	(d)	(2,028,177)
Other	26,816	(50,152)	—		(23,336)

	(1,935,648)	(372,754)	256,889		(2,051,513)

LOSS BEFORE INCOME TAXES	(6,892,290)	(1,068,928)	(295,499)		(8,256,717)
PROVISION FOR INCOME TAX	—	413,277	(413,277	)(e)	—

NET LOSS	$(6,892,290)	$(655,651)	(708,776)		$(8,256,717)

WEIGHTED AVERAGE SHARES OUTSTANDING	5,698,922		250,000	(f)	5,948,922

NET LOSS PER COMMON SHARE BASIC AND DILUTED	$(1.21)				$(1.39)

See notes to condensed combined pro forma financial statements.

FOREFRONT HOLDINGS, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

SIX MONTHS ENDED JULY 1, 2006 AND YEAR ENDED DECEMBER 31, 2005

(Unaudited)

NOTE 1 - ACQUISITION

On September 12, 2006, the Company executed an Asset Purchase Agreement (the “Purchase Agreement”) with Burton Golf, Inc. (“Burton”) and its principals. Under the Purchase Agreement, which is effective as of September 3, 2006, Forefront Burton, Inc., a wholly owned subsidiary of Forefront Group, Inc. (“Forefront Burton”), which is a wholly owned subsidiary of ForeFront Holdings, Inc. (“ForeFront” or “the Company”) acquired substantially all of the assets and assumed certain liabilities of Burton for an aggregate purchase price of $4,376,947. The purchase price consisted of $1,975,000 in cash and $2,225,000 in promissory notes described in greater detail below, as well as $176,947 of acquisition costs, as discussed below. The Company also issued 250,000 shares of its common stock to Burton which shall be used to satisfy a portion of the promissory notes as described below.

Burton, based in Fort Walton Beach, Florida, manufactures and markets high quality golf bags and accessories and is a leading supplier of premium golf bags to the “on course” distribution channel which services golf pro shops throughout North America and internationally. In 2005, Burton had over $10 million in annual sales.

A portion of the purchase price under the Purchase Agreement is evidenced by three unsecured promissory notes delivered to Burton. A short-term note in the principal amount of $475,000 is payable in three installments, with the final installment due in November 2006. The short-term note does not bear interest. A second note in the principal amount of $750,000 with interest accruing at 8% per annum is payable in two installments on the first and second anniversary of the closing. Payments of interest under this note are due quarterly commencing in the third quarter of 2006. The third note represents a guarantee of the consideration paid in the acquisition that is associated with the value of the common shares issued, based upon the security price on the third anniversary of the closing. The third note does not bear interest. Each of the promissory notes may be prepaid at any time without penalty.

The third note, representing the guarantee, will be satisfied with the 250,000 shares of issued common stock if, as of the second, two and one-half or third anniversary of the closing, such shares may be sold on any national exchange or other established market, and the per share market price of such shares is equal to or greater than $4.00. In such case, the note shall be deemed paid and satisfied in full on such anniversary of the closing. In the event that the per share market price of the shares is less than $4.00 on each of such anniversary dates, then the principal balance of the note, less the fair value of such shares on the third anniversary date, may be satisfied in cash or additional shares of the Company’s common stock on the third anniversary of the closing.

In connection with the issuance of the Company’s common stock, the Company has agreed to grant certain registration rights to Burton. In the event the Company registers any of its common stock then Burton may request that the Company register all of the shares of its common stock then held by Burton. In addition, on the third anniversary of the closing, Burton may demand that the Company prepare and file a registration statement to permit the resale of the shares of common stock received by Burton under the Purchase Agreement.

In connection with this transaction, ForeFront Burton also entered into employment agreements with Terry Andre and Donald Ochsenreiter. Pursuant to his employment agreement, Mr. Andre will serve as Senior Vice President of Marketing of Forefront Burton. The employment agreement provides for an annual base salary of $180,000 and has an initial term of four years. The employment agreement also provides for annual bonuses as determined by the Company’s Board of Directors and options to purchase 50,000 shares of the Company’s common stock. Pursuant to his employment agreement, Mr. Ochsenreiter will serve as Senior Vice President of Forefront Burton. The employment agreement provides for an annual base salary of $180,000 and has an initial term of six months. The employment agreement also provides for a bonus of $50,000 upon the successful transition of management functions, as well as a severance payment of $180,000, payable over a period of twelve months, commencing on the date of termination.

In connection with the transactions contemplated by the Purchase Agreement, Forefront Burton entered into a short-term lease with Burton relating to the 109,583 square foot facility located in Ft. Walton Beach, Florida formerly used by Burton in its operations. The lease provides for an initial lease term of six months, with monthly rent payments in the amount of $30,000 plus taxes and insurance. The lease may be extended for an additional six month term.

FOREFRONT HOLDINGS, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

SIX MONTHS ENDED JULY 1, 2006 AND YEAR ENDED DECEMBER 31, 2005

(Unaudited)

NOTE 2 - PRO FORMA ADJUSTMENTS

The pro forma adjustments to the condensed combined balance sheet give effect to the purchase of Burton as if the transaction had occurred on July 1, 2006.

Balance Sheet – July 1, 2006

a.	Derived from the unaudited balance sheet of ForeFront at July 1, 2006.

b.	Derived from the unaudited balance sheet of Burton at July 1, 2006.

c.	Adjusted for the elimination of deferred income taxes not acquired from Burton.

d.	Adjusted for the elimination of property and equipment not acquired from Burton.

e.	Adjusted for the elimination of loan costs related to debt not assumed from Burton.

f.	Adjusted to record the intangibles related to the purchase of Burton as follows:

Purchase price including acquisition costs		$4,376,947

Fair value of assets and liabilities:
Current assets	$3,202,679
Tangible long-term assets	462,750
Identifiable intangible assets (reduced for negative goodwill)	1,826,095
Fair value of liabilities assumed	(1,114,577)

Net fair value assigned to assets acquired and liabilities assumed		$4,376,947

The acquisition costs include a finder’s fee to the Company’s principal shareholder of $144,000 and legal fees directly associated with the transaction of $32,947. The identifiable intangible assets include $822,838 allocated to the registered trade name “Burton,” estimated to have an indefinite life and, thus, will not be amortized but will be periodically reviewed for impairment, $887,556 allocated to a customer list to be amortized over three years, and $115,701 acquired from Burton for a logo database. The amounts of these intangibles have been estimated based on information available to management. The estimated fair market values of the trade name and the customer list and the date of acquisition are $979,000 and $1,056,000, respectively, based on a third-party appraisal. As the pro forma condensed combined balance sheet is shown at July 1, 2006, the purchase price is less than the net fair value assigned to assets acquired and liabilities assumed. As such, the deficit, or “negative goodwill,” of $324,606 at July 1, 2006 has been subtracted pro rata from the trade name and customer list, respectively.

g.	Adjusted to record borrowings under the Company’s revolving credit facility of $1,253,000 used to fund the acquisition.

h.	Adjusted for the elimination of a line of credit not assumed from Burton.

i.	Adjusted to record the accrual of additional acquisition costs discussed above.

j.	Adjusted to record short-term debt issued to Burton. This debt is non-interest bearing and is payable in three installments, $150,000 payable on September 29, 2006, $87,500 payable on October 5, 2006 and $237,500 payable on November 6, 2006. Also adjusted to record the current portion of $250,000 of the long-term debt discussed in ‘k’ below.

FOREFRONT HOLDINGS, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

SIX MONTHS ENDED JULY 1, 2006 AND YEAR ENDED DECEMBER 31, 2005

(Unaudited)

k.	Adjusted for the elimination of long-term debt not assumed from Burton of $3,679,525 and to record long-term debt of $750,000 (net of current portion of $250,000 reflected in ‘j’ above) issued to Burton. This long-term debt is payable in two installments, $250,000 payable September 12, 2007 and $500,000 payable September 12, 2008 and bears interest at 8.0% per annum payable quarterly.

l.	Adjusted for the elimination of the deferred compensation and voluntary separation agreements liabilities not assumed from Burton.

m.	Adjusted to record a guarantee under purchase consideration. A promissory note with a principal amount of $1,000,000 was issued to Burton. This note is payable on September 12, 2009 and does not bear interest. In addition, this note may be satisfied with the 250,000 shares of issued common stock if, as of the second, two and one-half or third anniversary of the closing, such shares may be sold on any national exchange or other established market, and the per share market price of such shares is equal to or greater than $4.00. In such case, the note shall be deemed paid and satisfied in full on such anniversary of the closing. In the event that the per share market price of the shares is less than $4.00 on each of such anniversary dates, then the balance of the note may be satisfied in cash or additional shares of the Company’s common stock on the third anniversary of the closing. The value of the shares at the date of issuance was $512,500 and the fair value under the guarantee is $487,500.

n.	Adjusted to record the issuance of 250,000 shares of common stock discussed above. The par value is $250 ($0.001 per share) and paid-in-capital is $512,250.

o.	Adjusted for the elimination of the equity accounts of Burton.

p.	Adjusted to record the issuance of 361,000 shares of preferred stock to the Company’s principal shareholder in order to fund the acquisition. The par value is $361 ($0.001 per share) and the paid-in-capital is $721,639.

DATREK MILLER INTERNATIONAL, INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

SIX MONTHS ENDED JULY 1, 2006 AND YEAR ENDED DECEMBER 31, 2005

(Unaudited)

The pro forma adjustments to the condensed combined statement of operations for the six months ended July 1, 2006, give effect to the purchase of Burton as if the transaction had occurred on January 1, 2006.

a.	Derived from the unaudited statement of operations of ForeFront for the six months ended July 1, 2006.

b.	Derived from the unaudited statement of operations of Burton for the six months ended July 1, 2006.

c.	Adjusted to record rent expense to Burton in the amount of $180,000, amortization on the customer list acquired from Burton in the amount of $176,000, stock option expense related to the 50,000 options granted, as discussed in Footnote 1, of $17,078, the elimination of deferred compensation expense not assumed from Burton in the amount of $87,179, the elimination of depreciation of fixed assets not acquired from Burton in the amount of $24,712 and the elimination of amortization on debt issue costs not assumed from Burton in the amount of $7,221.

d.	Adjusted for the elimination of interest expense of $163,261 related to debts not assumed from Burton and to record interest expense of $30,000 related to a note issued to Burton.

e.	Adjusted for the elimination of the tax benefit not assumed from Burton.

f.	Adjusted for the issuance of 250,000 shares of the Company’s common stock to Burton.

The pro forma adjustments to the condensed combined statement of operations for the year ended December 31, 2005, give effect to the purchase of Burton as if the transaction had occurred on January 1, 2005.

Statement of Operations – Year Ended December 31, 2005

a.	Derived from the audited statement of operations of ForeFront for the year ended December 31, 2005.

b.	Derived from the audited statement of operations of Burton for the year ended December 31, 2005.

c.	Adjusted to record rent expense to Burton in the amount of $360,000, amortization on the customer list acquired from Burton in the amount of $352,000, stock option expense related to the 50,000 options granted, as discussed in Footnote 1, of $34,157, the elimination of deferred compensation expense not assumed from Burton in the amount of $113,276, the elimination of depreciation of fixed assets not acquired from Burton in the amount of $49,499 and the elimination of amortization on debt issue costs not assumed from Burton in the amount of $30,994.

d.	Adjusted for the elimination of interest expense of $316,889 related to debts not assumed from Burton and to record interest expense of $60,000 related to a note issued to Burton.

e.	Adjusted for the elimination of the tax benefit not assumed from Burton.

f.	Adjusted for the issuance of 250,000 shares of the Company’s common stock to Burton.